                                                                    EXHIBIT 99.1

 /X/    Please mark
        your vote as
        this

                           FIRST SECURITY CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR SPECIAL MEETING OF STOCKHOLDERS--JUNE   , 2000

    The undersigned stockholder of First Security Corporation, a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Special
Meeting of Stockholders and proxy statement-prospectus, dated June   , 2000, and
the undersigned revokes all other proxies and appoints Spencer F. Eccles and Morgan J. Evans, and each of them, the attorneys and proxies for the undersigned, each with full power of substitution, to attend and act for the
undersigned at the Company's Special Meeting of Stockholders at           ,
local time, June   , 2000 and at any adjournments or postponements thereof and in connection therewith to vote and represent all of the shares of the Company's Common Stock and Preferred Stock covered by this proxy which the undersigned would be entitled to vote:

1. Proposal 1. To adopt the Agreement and Plan of Reorganization, dated as of April 9, 2000 by and between the Company and Wells Fargo & Company ("Wells
    Fargo"); and a related Agreement and Plan of Merger, dated as of          ,
    2000, by and between First Security Merger Co., a wholly-owned subsidiary of Wells Fargo, included as Exhibit A-1 to the Agreement and Plan of Reorganization (collectively, the Merger Agreement) and the transactions contemplated by the Merger Agreement.

   / / For                        / / Against                        / / Abstain

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Each of the above-named proxies present at said meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BY THE UNDERSIGNED. IF NO SPECIFICATIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

                                              Dated:

                                        Signature(s)

                                                      Note: Please sign exactly as your name
                                                      appears hereon. When signing as
                                                      attorney, executor, administrator,
                                                      trustee or guardian, please give full
                                                      title as such. If shares are held
                                                      jointly, each holder should sign.